certification

John L. Sabre, Principal Executive Officer/President, and Christopher Moran, Principal Financial Officer/Treasurer of Princeton Private Investment Access Fund (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2019 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President                                        Principal Financial Officer/Treasurer

Princeton Private Investment Access Fund                           Princeton Private Investment Access Fund

/s/ John L. Sabre                                                   /s/ Christopher Moran

John L. Sabre                                                          Christopher Moran

Date: 6/7/19                                                            Date: 6/7/19

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Princeton Private Investment Fund and will be retained by Princeton Private Investment Fund t and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.